UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2007

Commission File Number: 000-51755

FITMEDIA INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

7108 – 150A Street, Surrey, British Columbia, Canada V3S 2E2
(Address of principal executive offices)

(604) 723-0954
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[      ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[      ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2007, Fitmedia Inc. entered into a Letter of Intent (“LOI”) with Timothy Crottey, the President and majority shareholder of Fitmedia, Biomedic Holding Ltd, Prohl Inc., Fortune Win Development Group, Ltd, Success Earn Holdings Limited and Biomedic (HK) Ltd. (together the “Parties”) relating to a reverse merger of Biomedic (Shang Hai) Ltd. into Fitmedia. Certain provisions in the LOI are legally binding and others are not. The LOI is dated August 7, 2007 for reference but was not signed by all parties until August 10, 2007.

Material terms of the LOI

Non Binding Provisions:

  The Parties will enter into a stock purchase agreement (“SPA”) which will provide for the sale by the President to the remaining Parties of 18,600,000 restricted common shares of Fitmedia for a purchase price of $515,000.

  The Parties will enter into a share exchange agreement (“SEA”) pursuant to which a) Biomedic Holding Ltd and Prohl Inc. will transfer to Fitmedia all of the outstanding share capital of Fortune Win Development Group, Ltd. and Success Earn Holdings Limited and b) Fitmedia will issue to Biomedic Holding Ltd and Prohl Inc. on a pro rata basis 50,000,000 common shares of Fitmedia. The result of the SPA and the SEA when executed is that Biomedic Holding Ltd and Prohl Inc. will own 68,600,000 shares of Fitmedia’s common stock which is 93% of the outstanding common stock of Fitmedia.

  The Parties shall perform any necessary due diligence relating to the transactions by August 14, 2007.

  The Parties contemplate filing a so-called Super 8-K within four business days of closing of the reverse merger transaction.

Binding Provisions:

  The parties agree to negotiate exclusively with each other as regards the SPA and the SEA and the reverse merger with Fitmedia.

  The Parties agree not to disclose to any third parties any information about each other which is confidential.

  Fitmedia shall be delivered a non refundable fee of $25,000 upon execution of the LOI. The fee is only refundable where a) Fitmedia has delayed or prevented the consummation of the SPA and the SEA by refusing or neglecting to take the necessary actions to complete the transactions; and b) if the Parties inform Fitmedia in writing before August 14, 2007 that they are not satisfied with their due diligence review of Fitmedia’s business.

  The LOI may be terminated by a) Fitmedia, Biomedic Holding Ltd or Prohl Inc. in writing, prior to August 14, 2007, by stating that they are dissatisfied with their due diligence review; b) by any party if the SPA and the SEA are not signed by August 14, 2007; c) by Fitmedia if the purchase price of $515,000 for the 18,600,000 Fitmedia shares has not been deposited in an escrow account pending closing of the transactions; and d) by either party if the transactions contemplated by the LOI, namely the SPA and the SEA have not occurred by September 15, 2007 (the “Final Closing Date”).

  The Final Closing Date may be extended for a period of 30 days upon payment of a non- refundable fee to Fitmedia of $35,000. This fee will only be refunded if Biomedic Holding Ltd, Prohl Inc., or Biomedic Shanghai fails to consummate the SPA and the SEA by October 15, 2007 because Fitmedia has delayed or prevented their execution by refusing or neglecting to take the necessary actions to complete the transactions.

A copy of the LOI is attached hereto and incorporated by reference herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2007	FITMEDIA INC.
(Registrant)

By: /s/Timothy Crottey
President, Chief Executive Officer, Chief
Financial Officer and Principal Accounting
Officer